Exhibit 99.2

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION CONTACT:
Investor Relations
T: +1-704-275-9113
E: IR@AltisourceAMC.com

Altisource Asset Management Corporation Announces NYSE Acceptance of Remediation Plan to Address Deficiency Letter Notice

CHRISTIANSTED, U.S. Virgin Islands, August 15, 2022 (GLOBE NEWSWIRE) - Altisource Asset Management Corporation (“AAMC” or the “Company”) (NYSE American: AAMC) today announced that the NYSE American LLC (the “NYSE”) has accepted the Company’s remediation plan (the “Plan”) to regain compliance with Rule 1003(a)(i). As previously disclosed, the Company will now have until November 30, 2023 to execute on our Plan; during this time AAMC will be required to provide quarterly status reports to the NYSE on achieving the thresholds denoted in the Plan in comparison to our operating actual results.

“We are very pleased that the NYSE has accepted our remediation plan," stated Jason Kopcak, Chief Executive Officer. "Our Company has a lot of work ahead to ensure we meet the terms of the plan and I am confident that our team will execute the plan.”

About AAMC

AAMC is an alternative lending company that provides liquidity and capital to under-served markets. We also continue to assess opportunities that could potentially be of long-term benefit to shareholders such as Crypto-ATMs.

Additional information is available at www.altisourceamc.com.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections, anticipations, and assumptions. These statements may be identified by words such as “anticipate,” “intend,” “expect,” “may,” “could,” “should,” “would,” “plan,” “estimate,” “target,” “seek,” “believe” and other expressions or words of similar meaning. We caution that forward-looking statements are qualified by the existence of certain risks and uncertainties that could cause actual results and events to differ materially from what is contemplated by the forward-looking statements.

The statements made in this press release are current as of the date of this press release only. The Company undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein, whether as a result of new information, future events or otherwise.